EXHIBIT 4.20

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

Master Agreement

dated as of August 23, 2006

between

BARCLAYS BANK PLC	ACCREDITED HOME LENDERS, INC.
(“Party A”)	(“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:

Paragraph 1. Interpretation

(a) Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) Secured Party and Pledgor. All references in this Annex to the “Secured Party” will be to either party when acting in that capacity and all corresponding references to the “Pledgor” will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without further action by either party.

Copyright ©1994 by International Swaps and Derivatives Association, Inc .

CREDIT SUPPORT ANNEX

Elections and Variables

dated as of August 23, 2006

between

BARCLAYS BANK PLC

(hereinafter referred to as either “Party A” or “Secured Party”)

and

ACCREDITED HOME LENDERS, INC.

(hereinafter referred to as either “Party B” or “Pledgor”)

Paragraph 13. Elections and Variables

(a)	Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations: None.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount

(1)	“Delivery Amount” has the meaning specified in Paragraph 3(a).

(2)	“Return Amount” has the meaning specified in Paragraph 3(b).

(3)	“Credit Support Amount” has the meaning specified in Paragraph 3; provided, however, that in the event that the sum of the Independent Amounts applicable to Pledgor exceed zero, the Credit Support Amount will not be less than the sum of all Independent Amounts applicable to the Pledgor.

(ii)	Eligible Collateral. Shall consist of those assets identified by the ICAD codes listed below, as they are defined in the Collateral Asset Definitions. Percentage shown is the Valuation Percentage applicable to the indicated combination of ICAD and Remaining Maturity.

Remaining Maturity

ICAD Code	One (1) year or under	More than one (1) year up to and including five (5) years	More than five (5) years up to and including ten (10) years	More than ten (10) years
US-CASH	100%	N/A	N/A	N/A
US-TBILL	99.5%	N/A	N/A	N/A
US-TNOTE	99.5%	98%	95%	N/A
US-TBOND	99.5%	98%	95%	95%
US-STRIP	95%	95%	95%	95%
US-TIPS	95%	95%	95%	95%
US-GNMA	99.5%	98%	95%	95%
US-FNMA	99.5%	98%	95%	95%
US-FHLMC	99.5%	98%	95%	95%
US-FHLB	99.5%	98%	95%	95%
US-FHLBNC	99.5%	98%	95%	95%
US-FHLBNCDN	99.5%	98%	95%	95%
US-NCAD	99.5%	98%	95%	95%
US-NCADN	99.5%	98%	95%	95%
US-GNMAMBS	99.5%	98%	95%	95%
US-FNMAMBS	99.5%	98%	95%	95%
US-FHLMCMBS	99.5%	98%	95%	95%
US-ARM	99.5%	98%	95%	95%

ICAD Code	One (1) year or under	More than one (1) year up to and including five (5) years	More than five (5) years up to and including ten (10) years	More than ten (10) years
Agency CMO’s and REMICS	90%	90%	90%	90%

“Agency CMOs and REMICS” means US-DERIV, as defined in the Collateral Asset Definitions, published by ISDA in June 2003; provided, however, that such definition shall not include derivative structures such as Targeted Amortization Classes (“TAC’s”), Support Classes (“Companions”), Z-Bonds, Very Accurately Defined Maturity (“VADMs”), Floaters, Inverse Floaters, Interest Only, Principal Only, Accrued Classes, and other structures deemed unacceptable by the Secured Party.

(iii)	Other Eligible Support. There shall be no “Other Eligible Support” for Party B for purposes of this Annex.

(iv)	Thresholds.

(1)	“Independent Amount” shall mean with respect to Party B, all Hedges and shall not be subject to Minimum Transfer Amount.

(2)	“Hedge” shall mean the rights (but not the obligations) of Party B with respect to any transaction now existing or hereinafter entered into between Party B (or any Credit Support Provider of such party) and any counterparty which is an option of any type, swaption, rate swap transaction, basis swap, forward rate transaction, equity swap, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, repurchase agreement, reverse repurchase agreement, total return swap, credit default swap or any similar transaction or other financial instrument or interest (including any option with respect to any of these transactions), that relate to the Mortgage Loans, including without limitation those listed on a schedule delivered by Party B to Party A as amended from time to time.

   “Specialist Account” shall mean the account(s) held at R.J. O’Brien.

(3)	“Threshold” means, with respect to Party A, infinite; with respect to Party B shall be USD 50,000; provided that, if an Event of Default or Additional Termination Event has occurred and is continuing with respect to Party B, then the Threshold with respect to Party B shall be zero.

(4)	“Minimum Transfer Amount” means, with respect to a party, USD 250,000; provided that, notwithstanding anything to the contrary contained herein, the Minimum Transfer Amount shall not apply to the Independent Amount, and provided further that, if an Event of Default or Additional Termination Event has occurred and is continuing with respect to Party B, then the Minimum Transfer Amount with respect to Party B shall be zero.

(5)	Rounding. The Delivery Amount and the Return Amount shall be rounded up and down respectively to the nearest integral multiple of USD 10,000.

(c)	Valuation and Timing.

(i)	“Valuation Agent” means Party A; provided, however, notwithstanding anything to the contrary set forth in this Annex, the Valuation Agent shall not be required to notify Party B of any of Valuation Agent’s calculation of Value, Exposure, Delivery Amount or Return Amount under this Annex unless requested to do so (either verbally or in writing) by Party B in each instance.

(ii)	“Valuation Date” means any Local Business Day commencing on the first such date following the date hereof.

(iii)	“Valuation Time” means the close of business on the Local Business Day before the Valuation Date or date of calculation as applicable.

(iv)	“Notification Time” means by 1:00 p.m., New York time, on a Local Business Day.

(d)	Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Event(s) will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):

Party B
Illegality	[X]
Tax Event	[X]
Tax Event Upon Merger	[X]
Credit Event Upon Merger	[X]
Additional Termination Event(s): as set forth in Part I (h)	[X]

(e)	Substitution.

(i)	“Substitution Date” means the Local Business Day in New York on which the Secured Party is able to confirm irrevocable receipt of the Substitute Credit Support, provided that (x) such receipt is confirmed before 3:00 p.m. (New York time) on such Local Business Day in New York and (y) the Secured Party has received, before 1:00 p.m. (New York time) on the immediately preceding Local Business Day in New York, the notice of substitution described in Paragraph 4(d)(i).

(ii)	Consent. The Pledgor need not obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d).

(f)	Dispute Resolution

(i)	“Resolution Time” means 1:00 p.m., New York time, on the Local Business Day following the date on which notice is given that gives rise to a dispute.

(ii)	Value. For the purpose of Paragraph 5(i)(c) and 5(ii), the Value of Posted Credit Support other than Cash will be calculated as follows:

With respect to any Eligible Collateral in the form of securities listed in Paragraph I 3(b)(ii) (referred to herein as “Collateral Obligations”) the sum of (1) (x) the bid price quoted on such date by a principal market maker for such Collateral Obligations selected by the Valuation Agent, or (y) if no such quotation is available from a principal market maker for such date, such bid price as of the day, next preceding such date, on which such quotation was available, in either case multiplied by the applicable Valuation Percentage, plus (2) the accrued interest on such Collateral Obligations (except to the extent Transferred to a party pursuant to any applicable section of this Agreement or included in the applicable price referred to in (1) of this clause) as of such date.

For purposes of Paragraph 5(i)(B), “Reference Market-makers” shall not include Party A or any other party that has entered into an interest rate swap agreement with Party B in connection with Carmel Mountain Funding Trust.

(iii)	Alternative. Paragraph 5 will apply with the following modification with respect to the calculation of the Delivery Amount only and such modification will not apply with respect to the calculation of the Return Amount. Paragraph 5 is hereby amended by adding in the sixth line the words “the disputed amount and” before the words “the undisputed amount”.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians.

Party A and/or its Custodian or Collateral Agent will be entitled to hold Posted Collateral pursuant to Paragraph 6(b), provided that the following conditions applicable to it are satisfied:

(1)	Party A, as the Secured Party, is not a Defaulting Party.

Initially, the Custodian for Party A is: Not applicable.

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will apply to Party A.

(h)	Distributions and Interest Amount.

(i)	Interest Rate. Subject to subparagraph (iii) below, the Interest Rate will be the Federal Funds Rate. “Federal Funds Rate” means the rate per annum equal to the overnight Federal Funds Rate for each day Cash is held by the Secured Party as reported in Federal Reserve Publication H.15-519.

(ii)	Transfer of Interest Amount. Except as set forth in subparagraph (iii) below, the Transfer of the Interest Amount will be made on the first Local Business Day of each calendar month. The Interest Amount will constitute Posted Collateral and will be subject to the security interest granted under Paragraph 2.

(iii)	Alternative to Interest Amount. Paragraph 6(d)(ii) will apply.

(i)	Additional Representation(s). Not applicable.

(j)	“Other Eligible Support and Other Posted Support.”

(i)	“Value” with respect to Other Eligible Support and Other Posted Support means: As determined by the Valuation Agent in its sole discretion.

(ii)	“Transfer” with respect to Other Eligible Support and Other Posted Support means: As determined by the Valuation Agent in its sole discretion.

(k)	Demands and Notices. All demands, specifications and notices made by a party to this Annex will be made pursuant to Section 12 (Notices) of this Agreement unless otherwise notified from time to time.

(l)	Addresses for Transfers.

Demands and Notices. All demands, specifications and notices made by a party to this ANNEX will be made to the following:

Party A:	Barclays Capital
200 Park Avenue
New York, New York 10166
Attention: General Counsel
Telephone No.: (212) 412-4000
Facsimile No.: (212) 412-7519

(1) Addresses for Transfers.

Party A:	Cash/Interest Payments: (USD Only)
BARCLAYS BANK PLC NEW YORK
FEED: 026002574
Beneficiary: BARCLAYS SWAPS
Beneficiary Account: 050-01922-8

Party B:	Accredited Home Lenders, Inc.
Deutsche Bank Trust Company Americas
ABA 021001033
Acct: 01419647
Name: TSS
Ref: Accredited Coll Account
Attn: Lisa Karlsen

(m)	Other Provisions.

(i)	No Disposition. Without the prior written consent of Secured Party, Pledgor agrees that it will not sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, Posted Collateral, nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Posted Collateral, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Annex.

(ii)	Agreement as to Single Secured Party and Pledgor. Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b) or Paragraph 2 or the definitions in Paragraph 12, (a) the term “Secured Party” as used in this Annex means only Party A, (b) the term “Pledgor” as used in this Annex means only Party B, (c) only Party B makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party B will be required to make transfers of Eligible Credit Support hereunder.

(iii)	This Credit Support Annex is a Security Agreement under the New York UCC.

(iv)	Specialist Account. Party B shall not grant any security interest in, grant “control” (as such term is defined in Article 8 of the applicable Uniform Commercial Code) of, or permit to exist any adverse claim on, the Specialist Account without the prior written consent of Party A.

(v)	Certain Amendment. Paragraph 2 shall be further amended by adding the words “and Other Posted Support” after each reference to the words “Posted Collateral” in the third and fourth lines. For purposes of Paragraph 2 hereof, Hedges shall be deemed to be included in the definition of Posted Collateral.

(vi)	Grace Period. Clause (i) of Paragraph 7 is hereby amended by deleting the words “two Local Business Days” and substituting therefore “one Local Business Day”.

(vii)	The definition of “Exposure” is this Annex hereby amended as follows:

“Exposure” means, for any Valuation Date or other date of determination, the greater of (i) the excess of the aggregate Outstanding Purchase Prices of all Mortgage Loans held by the issuer over the sum of (A) the Current Market Value and (B) the Market Value Reserve Available Amount and (ii) zero.

“Current Market Value” means, for any date of determination, the current market value of Mortgage Loans owned by the Issuer as determined by Party A (in its sole reasonable discretion in good faith) multiplied by 98%. For the avoidance of doubt, (i) the market value of any Mortgage Loan that (A) has become 60 days delinquent shall be zero, (ii) to the extent that the aggregate Outstanding Purchase Prices of ICU-4 Loans (other than 90 Day ICU-4 Loans) exceeds the greater of (A) 5% of the aggregate Outstanding Purchase Prices of the Mortgage Loans owned by the Issuer at such time and (B) $25,000,000, the current market value of the ICU-4 Loans (other than the 90 Day ICU-4 Loans) in excess of such limit shall be zero, and (iii) the market value of any 90 Day ICU-4 Loan shall be zero.

“90 Day ICU-4 Loan” means any ICU-4 Loan that has been owned by the Issuer for 90 days since it became an ICU-4 Loan.

“ICU-4 Loan” means any Mortgage Loan owned by the Issuer that is not a Defaulted Loan or Delinquent Loan that has not been sold by the Issuer after four attempts by the Servicer to sell such Mortgage Loan or otherwise is included on Party B’s internal ICU-4 report in accordance with the Servicer’s customary servicing procedures.

(viii)	Party B shall, at any time and from time to time during regular business hours, as requested by Party A upon two Business Days’ notice, permit Party A, or its agents or representatives, (A) to examine and make copies of and take abstracts from all books, records and documents including computer tapes and disks relating to the Mortgage Loans owned by the Issuer, including the Loan Documents and (B) to visit the offices and properties of Party B for the purpose of examining such materials described in clause (A), and to discuss matters relating to the Mortgage Loans with any of the officers, directors, employees or independent public accountants of Party B having knowledge of such matters at the expense of Party B, provided that if no Early Accumulation Event, Extended Note Amortization Event or Potential Event of Default or Termination Event has occurred, the Servicer shall only be required to pay out-of-pocket expenses not in excess of $100,000 during any calendar year.

(ix)	Capitalized terms used herein and not otherwise defined shall have the meanings signed to such terms in the Security Agreement, dated as of the date hereof between Carmel Mountain Funding Trust , as Issuer, and Deutsche Bank Trust Company Americas, as Collateral Agent, as amended from time to time.

(x)	This Credit Support Annex is subject to the provisions to that certain Swap Counterparty Side Letter, dated as of August 23, 2006, by and among Bank of America N.A., Barclays Bank PLC, HSBC Bank USA, N.A., Calyon New York Branch, Lehman Brothers Special Financing Inc., and Accredited Home Lenders Inc.

The parties executing this Credit Support Annex have executed the Master Agreement and have agreed as to the contents of this Credit Support Annex.

BARCLAYS BANK PLC (Party A)		ACCREDITED HOME LENDERS, INC. (Party B)

By:	/s/ JULIE STERN	By:	/s/ CHARLES O. RYAN
Name:	Julie Stern	Name:	Charles O. Ryan
Title:	Director	Title:	Securitization Coordinator
Date:	August 23, 2006	Date: